Exhibit 99.2
Supplemental Financial Data WESCO Third Quarter 2010 October 21, 2010

Safe Harbor Statement Note: All statements made herein that are not historical facts should be considered as "forward- looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, debt level, changes in general economic conditions, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition and other factors described in detail in Form 10-K for WESCO International, Inc. for the year ended December 31, 2009 and any subsequent filings with the Securities & Exchange Commission. Any numerical or other representations in this presentation do not represent guidance by management and should not be construed as such.

Third Quarter 2010 Results Q3 Outlook Provided Third Quarter 2010 Performance Third Quarter 2010 Performance Sales forecasted to be sequentially flat to slightly higher Sales up 15% versus prior year and up 5% sequentially Gross margin forecasted to sequentially improve from 19.3% Gross margin of 19.5%, up 20 basis points sequentially SG&A expense forecasted to be sequentially stable at $186 million, or 14.8% of sales SG&A of $191 million, or 14.4% of sales Operating margin forecasted to sequentially improve from 4.1% Operating margin of 4.6%, up 50 basis points sequentially and up 60 basis points versus prior year

Third Quarter 2010 End Market Comments

Sequential and year-over-year quarterly comparisons

End Market	Q3 2010 vs. Q3 2009	Q3 2010 vs. Q2 2010	Comments
WESCO Consolidated	14.9%	5.2%	• Improving quarterly sales vs. prior year: Q1 down 2.6%; Q2 up 8.6%; Q3 up 14.9% • Sequential sales growth across all four end markets • All product categories grew in quarter vs. prior year (four at double digits – Controls & Motors, Data Communications, Wire, Cable & Conduit, and Supplies) • Backlog 18% from year-end and up 6% sequentially
Industrial	27.4%	5.6%	• Increased interest and bidding activity by companies seeking to consolidate MRO, OEM and/or capex spend with advanced supply chain solutions • Global Accounts and Integrated Supply opportunity pipeline now over $2 billion • Positive impact from WESCO marketing demand creation and lead generation programs
Construction	14.5%	3.4%	• Positive contractor sales and backlog momentum in weak construction market • Improving quarterly sales vs. prior year: Q1 down 10%; Q2 up 4%; Q3 up 15% • Canadian, International and Data Communication pipeline and projects robust
Utility	(9.1%)	7.9%	• Driven by soft power demand, utility capital spending remains under tight controls with continued focus on working capital management • Stimulus activity is being concentrated on smart metering and communications • Positive impact from WESCO utility alliance expansion efforts
Commercial, Institutional, Government (CIG)	4.4%	7.2%	• Sales to government agencies and federal contractors were up 28% over last year • Government and stimulus opportunity pipeline increased $70 million to $450 million • Stimulus related bookings increased to over $90 million since passage of ARRA

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WESCO Major Growth Initiatives Fortune 1000 focus Sell all WESCO products and services Capture new customers and expand with current customers Achieve 100% customer renewal rate Global Accounts and Integrated Supply Electrical plus data communications Global Accounts model application to contractors across all market segments Construction project management LEAN applications to construction life cycle EPCs and Contractors Migrate from National to Global accounts Invest and grow business in Canada Broaden geographic reach in Mexico Expand global footprint in conjunction with customer opportunities International Operate WESCO government resources as one team Increased government sales resources Dedicated stimulus team in place Government Expand scope of supply and value proposition to Investor Owned Utilities Grow share in Public Power Grow high voltage business serving transmission, substation and alternative energy markets Utility Leverage WESCO Global Accounts position and geographic footprint Data centers (data plus electrical products) Targeted marketing initiatives (secure networking, security, etc.) Branch within branch expansions Data Communications Invest and grow business in lighting Marketing and sales initiatives focused on lighting solutions Dedicated region resources coupled with a focused set of lighting branches Lighting Use LEAN Value Creation toolset as a differentiator Target major metropolitan markets with a density of healthcare institutions Leverage agreements with Group Purchasing Organizations and Integrated Delivery Networks Healthcare and Education Arrows depict expected end market demand momentum in 2010 and 2011

September 30, 2010 Key Financial Metrics September 30, 2010 Key Financial Metrics September 30, 2010 Key Financial Metrics September 30, 2010 Key Financial Metrics September 30, 2010 Key Financial Metrics 9/30/2010 12/31/2009 Liquidity1 $582 million $442 million YTD Free Cash Flow $65 million $279 million Financial Leverage 3.5x 4.2x ($Millions) Outstanding at September 30, 2010 Outstanding at September 30, 2010 Outstanding at December 31, 2009 Outstanding at December 31, 2009 2009 Debt Maturity Schedule 2009 Debt Maturity Schedule AR Securitization (V) $110 $45 $45 2012 Inventory Revolver (V) $18 $197 $197 2013 Real Estate Mortgage (F) $40 $41 $41 2013 2017 Bonds (F) $150 $150 $150 2017 2025 Convertible Bonds (F) $92 $92 $92 2015 (Put) 2029 Convertible Bonds (F) $345 $345 $345 2029 (No Put) Other (F) $4 $5 $5 N/A Total Debt $759 $875 $875 Capital Structure V = Variable Rate Debt F = Fixed Rate Debt 1 Asset-backed facilities total availability plus invested cash (Record High) (Within Target Range)

Convertible Debt as of September 30, 2010 GAAP vs. Non-GAAP Debt Reconciliation Non-Cash Interest Expense Schedule ($millions) ($millions) ($millions) ($millions) ($millions) ($millions) ($millions) ($millions) 2025 Bond 2029 Bond Total 2010 $2.1 $2.1 $4.2 2011 $0.0 $2.4 $2.4 2012 $0.0 $2.7 $2.7 Convertible Debentures Convertible Debentures Convertible Debentures Convertible Debentures Convertible Debentures Convertible Debentures Convertible Debentures Convertible Debentures Maturity Par Value of Debt Debt Discount Debt per Balance Sheet 2025 $ 92,327 $ - $ 92,327 2026 $ 221 $ (10) 211 2029 $ 345,000 $ (178,949) $ 166,051 Total $ 437,548 $ (178,959) $ 258,589

Convertible Debt and SARs/Options EPS Dilution Weighted Average Quarterly Share Count Weighted Average Quarterly Share Count Weighted Average Quarterly Share Count Weighted Average Quarterly Share Count Weighted Average Quarterly Share Count Stock Price Incremental Shares from Convertible Debt (in millions)3 Incremental Shares from Convertible Debt (in millions)3 Incremental Shares from SARs/Option Awards (in millions) Total Diluted Share Count (in millions)4 2025 2029 $35.51 (Q3 Average) 0 2.24 0.80 45.52 $40.00 0 3.33 0.92 46.74 $50.00 0.36 5.05 1.28 49.18 $75.00 0.97 7.35 2.04 52.85 $100.00 1.28 8.50 2.43 54.71 Convertible Debt Details Convertible Debt Details Convertible Debt Details 2025 2029 Conversion Price $41.86 $28.8656 Conversion Rate 23.8872 1 34.6433 1 Underlying Shares 2,205,434 2 11,951,939 2 Footnotes: Footnotes: Footnotes: 2025 2029 1 1000/41.86 1000/28.8656 2 $92.3 million/41.86 $345 million/28.8656 3 (Underlying Shares x Avg. Quarterly Stock Price) minus $92.3 million/$345 million Avg. Quarterly Stock Price (Underlying Shares x Avg. Quarterly Stock Price) minus $92.3 million/$345 million Avg. Quarterly Stock Price 4 Basic Share Count of 42.49 million shares Basic Share Count of 42.49 million shares

Earnings Analysis

Q4 Outlook Category Q4 2010 Expectations Q4 2010 Expectations Sales Expected to decline 3% to 5% from Q3, consistent with historical seasonality Gross Margins Expected to be at or above 19.5% Operating Margins Expected to be at or above 4.2%